Exhibit 99.1
Filed by Tecumseh Products Company to Rule 425
Under the Securities Act of 1933
Subject Company: Tecumseh Products Company
Exchange Act File No. 0-452

1136 Oak Valley Drive Ann Arbor, Michigan 48108 www.tecumseh.com
Contact:
Teresa Hess
Director, Investor Relations
Tecumseh Products Company
734-585-9507
Tecumseh Products Company Plans to Recommend Recapitalization
Each Share of Class A Common Stock to be Exchanged for One Share of Voting Common Stock
Each Share of Class B Common Stock to be Exchanged for 1.1 Shares of Voting Common Stock
Tecumseh Products Company Announces Director Nominees and Competing
Herrick Foundation Nominees
ANN ARBOR, Mich., Feb. 25, 2009 — Tecumseh Products Company (NASDAQ: TECUA, TECUB), a leading global manufacturer of compressors and related products, today announced its Board approved a recapitalization transaction that it believes will deliver substantial benefits to shareholders. Under the recommended recapitalization each outstanding share of Class A Common Stock will be converted into one share of new voting common stock and each outstanding share of Class B Common Stock will be converted into 1.1 shares of new voting common stock. The recapitalization will be subject to the approval of holders a majority of the shares of Class A and Class B Common Stock voting separately at the annual meeting.
In addition, the Board of Directors is recommending that shareholders elect at the 2009 annual meeting a slate of director candidates that was recommended unanimously by the independent Governance and Nominating Committee of the Board for election at the 2009 annual meeting of shareholders. Tecumseh also announced that the Herrick Foundation has notified the Company of its intent to run a competing slate of nominees for election at the 2009 annual meeting of shareholders.
Recapitalization
     Tecumseh also announced today that it plans to submit a proposed recapitalization transaction, that will consolidate its dual class capital structure into a single class of voting common stock, for shareholder approval at the annual meeting. As part of the recapitalization, each share of Class A common stock would be exchanged for a share of new voting common stock, and each share of Class B

Common Stock would be exchanged for 1.1 shares of new voting common stock. The recapitalization will be subject to the approval of a majority of the outstanding Class A shares and Class B shares, each voting separately as a class.
     The Board approved the recapitalization and directed that it be submitted to the Company’s shareholders for consideration at the annual meeting. In approving the recapitalization, the Board determined that the recapitalization is fair to and in the best interests of the Company and all of its shareholders. Messrs. Herrick and Lebowski voted against the proposed recapitalization.
     The Board believes that the recapitalization, if effected, will result in substantial benefits to the Company’s shareholders, including (i) providing closer alignment of economic interests and voting rights, (ii) creating greater trading volume for the resulting single class of new common stock, (iii) creating a simplified single class, one share/one vote capital structure, which the Company believes will eliminate confusion with respect to the Company’s capital structure among investors, (iv) creation of a more attractive financing vehicle, (v) an improved corporate governance profile and increased acceptance by institutional investors, which may in turn, lead to further improvements in stock liquidity, and (vi) facilitating the ability of the holders of Class B common stock, including the Herrick Foundation and the other Herrick family interests, to dispose of their interest in the Company.
     The date of the annual meeting has not yet been set by the Board. The Company plans to file a proxy statement and a registration statement with the U.S. Securities and Exchange Commission (“SEC”) in connection with the proposed recapitalization transaction. The recapitalization will be subject to, among other things, the SEC’s declaration of such registration statement becoming effective. The Company expects to hold the annual meeting as soon as practicable after the proxy statement is cleared by the SEC and the registration statement is declared effective.
Director Nominees
     As part of the nominating process, the Board’s Governance and Nominating Committee retained Korn/Ferry International, the world’s largest executive recruiting firm, to assist it in identifying director candidates. William E. Aziz, independent director and Chairman of the Governance and Nominating Committee said, “We have spent a considerable amount of time with Korn/Ferry and our other advisors identifying and vetting the best new additions to the Board. We have identified excellent candidates, whose diverse backgrounds, experience and skills qualify each to make valuable contributions to Tecumseh and represent the interests of all shareholders effectively.” Incumbent directors Dr. Peter Banks and Mr. David Risley notified us that they have decided not to stand for re-election, so they were not considered as candidates.
     The new director candidates who were unanimously recommended to the Board of Directors by the Governance and Nominating Committee are:
Incumbent Nominees:
Edwin L. Buker
William E. Aziz
Jeffry N. Quinn
New Nominees:
Leonard M. Anthony
David A. Bloss
William E Redmond, Jr.
Greg C. Smith

     The following are brief descriptions of the new nominees’ backgrounds.
•	Leonard M. Anthony has served since July 2008 as the President and Chief Executive Officer of Severstal Warren (f/k/a WCI Steel), a company that focuses on producing high-quality steel with annual revenue in excess of $800 million. He had joined WCI Steel, Warren OH as Chief Executive Officer and President completed a sale to OAO Severstal in July of 2008. Prior to that time, Mr. Leonard served as the Executive Vice President and Chief Financial Officer of Dresser-Rand Group, Inc., one of the largest global suppliers of rotating equipment solutions, including a wide range of technologically advanced centrifugal and reciprocating compressors, steam and gas turbines, expanders, multiphase turbine separators, portable ventilators and control systems. From 2003 to 2005, Mr. Leonard served as the Chief Financial Officer and Treasurer of International Steel Group, which, until its acquisition by Mittal Steel, was a Fortune 500 Company. Prior to the International Steel Group’s acquisition of Bethlehem Steel Corporation, Mr. Leonard had served as the Senior Vice President, Finance and Chief Financial Officer of Bethlehem Steel Corporation. Mr. Anthony currently sits on the board and chairs the audit committee of McJunkin Red Man Corporation, a privately owned portfolio company of Goldman Sachs.

•	David A. Bloss, Sr. has served since 1999 as Chairman of Circor International, a company that designs, manufactures and distributes valves and related fluid-control products with an annual revenue of over $790 million. In accordance with his retirement agreement, Mr. Bloss will step down from the Chairmanship on March 1, 2009. During his time at Circor, Mr. Bloss also served through 2008 as CEO and through 2006 as President. From 1997 to 1999, Mr. Bloss acted as President and COO of Watts Water Technologies (known as Watts Industries until 2003), a world leader in the design and manufacture of water valves and related products. Currently, Mr. Bloss sits on public boards at Circor and Magnetek Inc., a company specializing in the development, manufacture and marketing of digital power and motion control systems.

•	William E. Redmond, Jr. has acted since 2005 as President & CEO of GenTek, a holding company with an annual revenue of over $600 million whose subsidiaries specialize in the manufacture of valve actuation systems and performance chemicals. From 1996 to 2003, Mr. Redmond served as Chairman, President and CEO of Garden Way, Inc., a manufacturer of outdoor garden and power equipment. Mr. Redmond currently serves on public boards at GenTek and Eddie Bauer Holdings, where he is Chair of the Restructuring Committee and also sits on the Audit Committee.

•	Greg C. Smith is the principal of Greg C. Smith LLC, a consulting firm focused on financial service, automotive and environmental markets. From 2005 to 2006, he served as the Vice Chairman of the Ford Motor Company, one of the world’s premier producers of cars and trucks. Prior to serving as Ford’s Vice Chairman, Mr. Smith served in varying capacities for Ford for over 30 years, including Chairman and Chief Executive Officer of Ford Motor Credit Co. from 2002 to 2004 and culminating in his position as Executive Vice President and President of the Americas of the Ford Motor Company. In addition to his long tenure at Ford, Mr. Smith has served on the board of several public companies, including current positions on Solutia, Inc. and Penske Corp.

     The Board approved the slate of director nominees recommended by the Governance and Nominating Committee, with Kent Herrick and Steve Lebowski, who already have agreed to be part of a competing slate being proposed by the Herrick Foundation (which owns approximately 15.15%, and together with its affiliates owns approximately 33%, of the outstanding Class B Common Stock), voting against the slate. The Board will recommend that the Company’s shareholders vote in favor of these nominees at the annual meeting.
     Ed Buker, Chairman, President and CEO of the Company said, “I am very pleased with the high caliber of our nominees. I believe that each of them brings real value to the Company and its management team as we execute on our strategic plan in the very difficult economy.”
     Mr. Buker added, “Dr. Peter Banks and Mr. David Risley have informed us of their decision not to stand for reelection to the Board. The Company and its Board thank them for their long and dedicated service.. Dr. Banks and Mr. Risley have made substantial contributions to the Company and played key roles in guiding the Company through a very difficult period in its history.”
     As the Company previously has disclosed, it is one of several companies involved in investigations into possible anti-competitive practices in the compressor industry being conducted by the antitrust authorities of the United States, Brazil and European Commission, Kent Herrick and Todd Herrick have not cooperated with the Company in its own investigation. The Company believes that they also have refused to cooperate with the investigating antitrust authorities, despite the Company’s request that they do so. On February 12, 2009, the United States Department of Justice (the “DOJ”) granted the Company conditional amnesty pursuant to the Antitrust Division’s Corporate Leniency Policy, and the Company entered into an agreement with the DOJ under which the Company will not be subject to criminal prosecution with respect to the investigation, so long as the Company continues to comply with the Corporate Leniency Policy. This requires, among other things, the Company’s continued full cooperation in the investigation. The Company’s amnesty arrangement specifically excludes Todd Herrick and Kent Herrick.
     The Governance and Nominating Committee determined, for among other reasons, it would not be in the best interests of the Company and its shareholders to re-nominate Kent Herrick for election as a Director since Mr. Herrick has refused to cooperate in the investigation.
     The Governance and Nominating Committee also decided against re-nominating Steve Lebowski based on the number of highly qualified director candidates willing to serve on the Board.
     Mr. Buker continued, “Today’s business environment demands broad company awareness and adherence to the principles of good ethical practices, sound corporate governance and strict legal compliance. Certainly, at all times and in any environment, basic corporate stewardship demands cooperation with government agencies in investigations of possible wrongdoing.”
     The Company received notice on February 19, 2009 that Herrick Foundation intends to nominate the following four candidates for the election of directors at the 2009 annual shareholders meeting: Kent Herrick, Steven Lebowski, Zachary Savas and Terence Seikel. Both Zachary Savas and Terence Seikel were nominated by the Herrick Foundation as candidates for election to the Board at the special meeting of shareholders held on November 21, 2008.

Recapitalization and Annual Meeting Information
THE PROPOSED RECAPITALIZATION, THE ELECTION OF DIRECTORS AND ANY OTHER MATTERS TO BE PRESENTED AT THE ANNUAL MEETING, TECUMSEH PRODUCTS COMPANY PLANS TO FILE DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FILING A PROXY STATEMENT/PROSPECTUS ON FORM S-4 REGARDING THE PROPOSED TRANSACTION, THE ELECTION OF DIRECTORS AND ANY OTHER MATTERS TO BE PRESENTED AT THE ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS OF TECUMSEH PRODUCTS COMPANY ARE URGED TO CAREFULLY READ THE DOCUMENT WHEN IT IS AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THE PROXY STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC AT THE SEC’S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS MAY ALSO ACCESS A COPY OF THE COMPANY’S PROXY STATEMENT/PROSPECTUS WHEN IT IS AVAILABLE AT WWW.TECUMSEH.COM. IN ADDITION, SHAREHOLDERS MAY OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS WHEN IT IS AVAILABLE BY CONTACTING GEORGESON INC. TOLL FREE AT (866) 203-1198 (BANKS AND BROKERS CALL (212) 440-9800)..
THE COMPANY, ITS DIRECTORS, NOMINEES AND SOME OF ITS EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT TO THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. INFORMATION ABOUT THE COMPANY’S DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS WILL BE CONTAINED IN THE PROXY STATEMENT/PROSPECTUS. INFORMATION ABOUT THE PARTICIPANTS’ DIRECT OR INDIRECT INTERESTS IN THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING WILL ALSO BE CONTAINED IN THE PROXY STATEMENT/PROSPECTUS REFERRED TO ABOVE.
About Tecumseh Products Company
Tecumseh Products Company is a full-line independent global manufacturer of hermetically sealed compressors for residential and commercial refrigerators, freezers, water coolers, dehumidifiers, window air conditioning units and residential and commercial central system air conditioners and heat pumps.
Press releases and other investor information can be accessed via the Investor Relations section of Tecumseh Products Company’s Internet web site at http://www.tecumseh.com.

Cautionary Statements Relating to Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. In addition, forward-looking statements may be made orally in the future by or on behalf of the Company. Forward-looking statements can be identified by the use of terms such as “expects,” “should,” “may,” “believes,” “anticipates,” “will,” and other future tense and forward-looking terminology.
Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties, including, but not limited to, i) the success of our ongoing effort to bring costs in line with projected production levels and product mix; ii) financial market changes, including fluctuations in foreign currency exchange rates and interest rates; iii) availability and cost of materials, particularly commodities, including steel and copper, whose cost can be subject to significant variation; iv) changes in business conditions and the economy in general in both foreign and domestic markets, the condition of which may magnify other risk factors; v) weather conditions affecting demand for replacement products; vi) actions of competitors; vii) our ability to maintain adequate liquidity in total and within each foreign operation; viii) the effect of terrorist activity and armed conflict; ix) economic trend factors such as housing starts; x) emerging governmental regulations; xi) the ultimate cost of resolving environmental and legal matters; xii) our ability to profitably develop, manufacture and sell both new and existing products; xiii) the extent of any business disruption that may result from the restructuring and realignment of our manufacturing operations or system implementations, the ultimate cost of those initiatives and the amount of savings actually realized; xiv) the extent of any business disruption caused by work stoppages initiated by organized labor unions; xv) potential political and economic adversities that could adversely affect anticipated sales and production in Brazil; xvi) potential political and economic adversities that could adversely affect anticipated sales and production in India, including potential military conflict with neighboring countries; xvii) increased or unexpected warranty claims; and xviii) the ongoing financial health of major customers. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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